EXHIBIT 1

     It is hereby agreed that this Schedule 13D is jointly filed pursuant to Rule 13d-1(k)(1) on behalf of Scott Dow Family Trust and Scott Dow.



DATE: July 19, 2001

                                       SCOTT DOW FAMILY TRUST



                                       By:  /s/ Cameron Dow
                                            ------------------------------------
                                            Cameron Dow, Co-Trustee



                                       By: /s/ Dennis Tolley
                                            ------------------------------------
                                             Dennis Tolley, Co-Trusteee






                                       /s/ Scott Dow
                                       -----------------------------------------
                                       Scott Dow